Exhibit 3.3 - Articles of Amendment to the Articles of Incorporation of
              Savage, Mojo, Inc.


                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                                SAVAGE MOJO, INC.

--------------------------------------------------------------------------------

     SAVAGE MOJO, INC., a Florida corporation (the "Corporation"), hereby certified as follows:

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting the present form of Article I in its entirety and by substituting, in lieu thereof, the following:

                                   "ARTICLE I

                       Corporate Name and Principal Office
                       -----------------------------------

     The name of this corporation is PetCare Television Network, Inc. and its principal office and mailing address is 17324 Whirley Road, Lutz, Florida 33549."

     2. The foregoing amendment shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the laws of the State of Florida.

     3. The amendment recited in Section 1 above has been duly adopted in accordance with the provisions of Chapter 607, Florida Statutes, by the Board of Directors of the Corporation who adopted a resolution setting forth such amendment and declaring its advisability and directing that such amendment be considered by the Shareholders of the Corporation; and by a majority in interest of the Corporation's common voting stock having voted in favor thereof by written action dated June 12, 2002, which said votes cast for the amendment were sufficient for approval.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared under the signature of its President/Secretary, this 12th day of June, 2002.


                                          SAVAGE MOJO, INC.


                                          By:      /s/ Philip M. Cohen
                                               ---------------------------------
                                                   Philip M. Cohen
                                                   President/Secretary

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     The foregoing instrument was acknowledged before me this 12th day of June, 2002 by Philip M. Cohen, an individual known to me, in his capacities as President and Secretary of Savage Mojo, Inc., a Florida corporation, on behalf of the corporation and for the uses and purposes described therein.


/s/ Chandra Rusk
---------------------------
Chandra Rusk, Notary Public

My Commission Expires:  December 13, 2005